Exhibit 99.1

Fulgent Genetics Reports Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter 2018 Results:

•	Revenue totals $5.7 million, growing 33% year over year
•	Billable tests delivered total 6,408, growing 52% year over year
•	GAAP loss of $935,000, or $0.05 per share
•	Non-GAAP loss of $193,000, or $0.01 per share
•	Adjusted EBITDA of $50,000

Full Year 2018 Results:

•	Revenue totals $21.4 million, growing 14% year over year
•	GAAP loss of $4.5 million, or $0.25 per share
•	Non-GAAP loss of $1.6 million, or $0.09 per share
•	Adjusted EBITDA loss of $734,000

TEMPLE CITY, CA, February 28, 2019 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”) today announced financial results for its fourth quarter and full year ended December 31, 2018.

Fourth quarter revenue was $5.7 million, an increase of 1% from $5.6 million in the third quarter of 2018 and an increase of 33% year over year from $4.3 million in the fourth quarter of 2017. For the full year of 2018, revenue was $21.4 million, compared to $18.7 million in the prior year. GAAP loss for the fourth quarter of 2018 was $935,000, or $0.05 per share, and non-GAAP loss was $193,000, or $0.01 per share. GAAP loss for the full year 2018 was $4.5 million, or $0.25 per share, and non-GAAP loss was $1.6 million, or $0.09 per share.

Adjusted EBITDA was $50,000 in the fourth quarter of 2018 and a loss of $734,000 for the full year 2018.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We finished out the year on a strong note with billable test volume in the fourth quarter growing 52% year over year and revenue growing 33%. We had another good quarter with our sequencing as a service business, and have seen increasing orders from our clinical customers. We also executed collaborative agreements, as evidenced by our recently announced partnership with Columbia University. We believe these organizations are recognizing that our technology, operational efficiency and test capabilities set us apart from other NGS companies in the market. We achieved stability in our business in 2018 by gaining traction into areas such as reproductive health and oncology. We are excited about a broad based set of opportunities which should further sustain growth in our business and look forward to building on this momentum in 2019.”

Paul Kim, Chief Financial Officer, said, “We had a solid fourth quarter and finish to the year. We took a number of positive steps this year towards sustainable growth and profitability, paving the path for success in the years ahead. We feel good about our positioning in 2019.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its fourth quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 1076324. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 1076324 through March 7, 2019.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a technology company with a focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including its volume of billable tests delivered, margin improvements relating to costs per test and increased efficiencies; the success of the company’s investments in its business, including its technology platform, operational capabilities and sales organization, as well as the timing and extent of the impact of these investments, if any, on the company’s performance; the timing, commercial success and impact on the company’s results of new product launches and other initiatives, including its sequencing as a service contracts; and the company’s identification of opportunities and its ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to its various customer markets and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
December 31, 2018 and 2017
(in thousands)

	December 31,
ASSETS:	2018	2017
Cash and cash equivalents	$6,736	$6,490
Investments in marketable securities	30,684	34,877
Accounts receivable, net	5,954	4,005
Property and equipment, net	6,446	7,272
Other assets	5,195	4,540
Total assets	$55,015	$57,184

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$2,745	$3,006
Total stockholders’ equity	52,270	54,178
Total liabilities & equity	$55,015	$57,184

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Twelve Months Ended December 31, 2018 and 2017
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$5,679	$4,281	$21,357	$18,730
Cost of revenue (1)	2,764	2,545	10,692	8,551
Gross profit	2,915	1,736	10,665	10,179

Operating expenses:
Research and development (1)	1,426	1,324	5,534	4,223
Selling and marketing (1)	1,127	1,080	4,651	4,205
General and administrative (1)	1,378	1,402	5,537	5,233
Total operating expenses	3,931	3,806	15,722	13,661
Operating loss	(1,016)	(2,070)	(5,057)	(3,482)
Interest income and other income	98	97	434	481
Loss before income taxes and equity loss in investee	(918)	(1,973)	(4,623)	(3,001)
Benefit from income taxes	(217)	(596)	(1,069)	(1,015)
Loss before equity loss in investee	(701)	(1,377)	(3,554)	(1,986)
Equity loss in investee	(234)	(247)	(935)	(524)
Net loss	$(935)	$(1,624)	$(4,489)	$(2,510)
Net loss per common share:
Basic	$(0.05)	$(0.09)	$(0.25)	$(0.14)
Diluted	$(0.05)	$(0.09)	$(0.25)	$(0.14)
Weighted average common shares:
Basic	18,117	17,814	17,978	17,739
Diluted	18,117	17,814	17,978	17,739

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$127	$138	$523	$479
Research and development	215	205	732	807
Selling and marketing	124	105	460	318
General and administrative	132	133	589	515
Total equity-based compensation expense	$598	$581	$2,304	$2,119

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Twelve Months Ended December 31, 2018 and 2017
(in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(935)	$(1,624)	$(4,489)	$(2,510)
Benefit from income taxes	(217)	(596)	(1,069)	(1,015)
Equity-based compensation expense	598	581	2,304	2,119
Non-GAAP tax effect (1)	127	574	748	492
Equity loss in investee	234	247	935	524
Non-GAAP loss	$(193)	$(818)	$(1,571)	$(390)
Net loss per common share:
Basic	$(0.05)	$(0.09)	$(0.25)	$(0.14)
Diluted	$(0.05)	$(0.09)	$(0.25)	$(0.14)
Non-GAAP loss per common share:
Basic	$(0.01)	$(0.05)	$(0.09)	$(0.02)
Diluted	$(0.01)	$(0.05)	$(0.09)	$(0.02)

Weighted average common shares:
Basic	18,117	17,814	17,978	17,739
Diluted	18,117	17,814	17,978	17,739

(1) Tax rates as follows:
Corporate tax rate of 23% for the three and twelve months ended December 31, 2018.
Corporate tax rate of 35% for the three and twelve months ended December 31, 2017.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Twelve Months Ended December 31, 2018 and 2017
(in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017
Net loss	$(935)	$(1,624)	$(4,489)	$(2,510)
Interest income	(168)	(115)	(578)	(457)
Benefit from income taxes	(217)	(596)	(1,069)	(1,015)
Equity-based compensation expense	598	581	2,304	2,119
Depreciation	538	473	2,163	1,728
Equity loss in investee	234	247	935	524
Adjusted EBITDA	$50	$(1,034)	$(734)	$389